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                                                                   EXHIBIT 10.33

                             TAX SERVICES AGREEMENT

This Services Agreement (this "Agreement") is made by and between Odyssey America Reinsurance Corporation, Odyssey Reinsurance Corporation, and Hudson Insurance Company (collectively referred to as "ORG") and Fairfax Inc. (Fairfax) and is effective as of the 10th day of May, 2001.

                                    RECITALS

           WHEREAS, Fairfax agrees to perform certain services and ORG agrees to pay for such services as more specifically set forth herein;

           NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

                                   ARTICLE I
                             SERVICES AND INVOICING

1.01 Nature of Services. Fairfax shall provide tax consulting and compliance services (the "Services") to ORG.

1.02 Invoices. During the period of time that Fairfax is actively providing Services to ORG pursuant to this Agreement, Fairfax shall send ORG an invoice on a quarterly basis in such form as Fairfax deems appropriate. The invoice amount will reflect a quarterly base fee of $25,000 for services rendered by Fairfax. The $25,000 fee shall be the minimum fee due each quarter for the base level of services provided and shall be allocated to the companies as follows: Odyssey America Reinsurance Corporation in the amount of $10,000, Odyssey Reinsurance Corporation in the amount of $10,000, and Hudson Insurance Company in the amount of $5,000. In addition to this minimum base fee for the standard services provided each quarter, the invoice shall also include an additional charge for any fees and/or reasonable expenses paid by Fairfax to independent service providers including without limitation attorneys, accountants, and outside consultants on behalf of ORG. If an additional charge is included in the invoice, Fairfax shall include a schedule briefly describing the expenses and/or fees and specifying the companies for whom the expenses and/or fees were incurred. Upon mutual agreement by both parties, the quarterly base fee may be adjusted. All invoices are due and payable upon presentation.

                                   ARTICLE II
                               DUTIES OF FAIRFAX

2.01 Compliance. Fairfax shall comply with all applicable local, state, and federal laws and regulations regarding Fairfax's duties under this Agreement and shall maintain all licenses which may be required for Fairfax to perform their duties herein. Fairfax shall advise ORG within five (5) days of any inquiry, investigation, cease and desist order, or other similar item received from any state or federal regulatory or law enforcement body that Fairfax deems to be material whether or not related to services to be performed herein.

2.02 Record Keeping. Fairfax shall maintain true and correct records relating to the Services provided herein. Such records shall be maintained during the Term of this Agreement and for a period of 3 years after termination of this Agreement. Fairfax shall make such books and records available for inspection (including on-site inspection, audit, and copying) by ORG, at any time upon reasonable notice to Fairfax, during the Term hereof and for a period of 3 years thereafter. Fairfax may charge ORG a reasonable fee for maintaining and providing ORG availability to these records during this period.

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                                  ARTICLE III
                            RIGHTS AND DUTIES OF ORG

3.01 General Rights and Duties. ORG shall make such changes as ORG deems advisable in the conduct of its business and no liability shall attach by reason of doing so. ORG shall give reasonable notice to Fairfax regarding any changes that would materially affect the performance of Fairfax's duties under this Agreement or add to those duties.

                                   ARTICLE IV
                                CONFIDENTIALITY

4.01 Confidential Information. The term "Confidential Information" as used in this Agreement shall mean all information or documents relating to the business or affairs of ORG including, but not limited to, any electronic data provided to Fairfax by ORG, provided, however, that Confidential Information shall not include any information that is already publicly known or publicly available in a lawful manner, or rightfully received from a third party without obligations of confidence, or information that is developed by Fairfax not in connection with this Agreement. The parties hereto agree that the Confidential Information is the property of and proprietary to ORG and such Confidential Information shall be used only for the contemplated purposes of this Agreement and shall not be used for any other purpose or disclosed to any third party without the prior written consent of ORG.

4.02 Use of Confidential Information. It is understood and agreed that Fairfax, in connection with the Services, may come into the possession of Confidential Information. Fairfax shall take reasonable precautions to ensure protection and continued confidentiality of such Confidential Information and such Confidential Information shall be used only for the contemplated purposes of this Agreement and shall not be used for any other purpose or disclosed to any third party without the prior written consent of ORG. Fairfax shall not disclose, provide or otherwise make available any such Confidential Information to any persons other than members of Fairfax's staff, if any, who reasonably require access to such Confidential Information for purposes of performing the Services. Fairfax shall not print, copy, or reproduce in any way, the Confidential Information, except as may be required in connection with the Services. Upon termination of this Agreement and notice and request by ORG, Fairfax shall return all Confidential Information in its possession to ORG.

                                   ARTICLE V
                                INDEMNIFICATION

5.01 Indemnification. Each party ("Indemnifying Party") agrees to indemnify and hold harmless the other party ("Indemnified Party"), its officers, directors, agents, and employees from and against all liabilities, losses, expenses, claims, demands, suites, fines, or judgements including, but not limited to, attorneys' fees, costs, and expenses incident thereto which may be suffered by, accrued against, be charged to or recoverable from the Indemnified Party, its officers, directors, agents, or employees, by reason of or arising out of or in connection with any negligent or intentional acts, errors, or omissions of the Indemnifying Party, its officers, directors, agents, or employees.

5.02 Notice with Respect to Indemnification. The Indemnified Party shall provide the Indemnifying Party notice of any proceedings to which this
       Article V applies as soon as the Indemnified Party learns of such proceedings.

                                   ARTICLE VI
                                  TERMINATION

6.01 Termination Upon Notice. This Agreement may be terminated without cause by either party giving the other party 90 days written notice.

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                                  ARTICLE VII
                                 MISCELLANEOUS

7.01 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its rules regarding conflict of laws.

7.02 Severability. Wherever possible, each provision of this Agreement will be interpreted in such a manner and to such an extent as to be effective and valid under applicable law. If any provision is prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity.

7.03 Integration, Waiver, and Amendment. This Agreement constitutes the entire agreement between ORG and Fairfax and supersedes any and all other agreements, either oral or written, between ORG and Fairfax with respect to the Services. No waiver by either party to enforce any provision of this Agreement will be effective unless made in writing and signed by an authorized officer of ORG and Fairfax and shall be effective as to the specifically stated waiver. No amendment to this Agreement will be effective unless made in writing and signed by the parties hereto, and specifying the effective date of such amendment.

7.04 Conformance to Law. This Agreement shall, without prior notice, be automatically modified to conform with any law or governmental regulation having application to or jurisdiction over the subject matter of the parties hereto, and the parties shall promptly amend the Agreement to comply with such modifications.

7.05 Dispute Resolution. Any controversy or claim arising out of or relating to this Agreement or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

           This Section 7.05 shall survive termination of this Agreement.

7.06 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

7.07 Term. This Agreement shall continue in full force and effect (unless terminated earlier as set out in Article VI hereof) until December 31, 2001 ("Initial Term) and shall be automatically renewed beginning January 1, 2002, for successive term(s) of one (1) calendar year each ("Successive Term(s)") unless terminated earlier as provided herein. The Initial Term and Successive Term(s) shall collectively be referred to as "Term(s)".

7.08 Notice. Except as otherwise set forth herein, any notice required under this Agreement must be in writing and sent certified mail, fax, or personally delivered. Notice shall be effective upon receipt, or five (5) days after mailing to the other party, whichever comes first. Unless changed, the addresses of the respective parties are:
       FAIRFAX:  Fairfax Tax Dept
                 5205 North O'Connor Blvd.
                 Irving, Texas 75039
                 Attention:  Cynthia D. Crandall
       ORG:       Odyssey America Reinsurance Corporation
                  300 First Stamford Place
                  Stamford, Connecticut 06902
                  Attention:  General Counsel

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           IN WITNESS WHEREOF, the parties hereto have caused this Services
Agreement to be executed as of the day and year first above written.

ODYSSEY AMERICA REINSURANCE CORPORATION
By: /s/ DONALD L. SMITH
    ----------------------------------
    Name Printed: Donald L. Smith
    Title:          Senior Vice
    President

ODYSSEY REINSURANCE CORPORATION
By: /s/ DONALD L. SMITH
    ----------------------------------
    Name Printed: Donald L. Smith
    Title:          Senior Vice
    President

HUDSON INSURANCE COMPANY
By: /s/ DONALD L. SMITH
    ----------------------------------
    Name Printed: Donald L. Smith
    Title:          Vice President

FAIRFAX, INC.
By: /s/ CYNTHIA D. CRANDALL
    ----------------------------------
    Name Printed: Cynthia D. Crandall
    Title:          Vice President

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